CONSULTANT COMPENSATION AGREEMENT NO. 2

               THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made as of this 8th day of October, 1998, among Lucas Educational Systems,Inc., a Delaware corporation ("Lucas"); and Karl S. Smith and Dennis P. Nielsen, who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" and "B" hereof (collectively, the "Consultants").

               WHEREAS, the Board of Directors of Lucas has adopted a written compensation agreement for compensation of two individual Consultants who are natural persons, both of whom are consultants; and

               WHEREAS, Lucas has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

               WHEREAS, the Consultants have and will provide services at the request and subject to the approval of the management of Lucas; and

               WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages; and

               WHEREAS, Lucas and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Lucas may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Lucas;

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                           Section 1

                       Compensation Plan

          1.1 Employment. Lucas hereby employs the Consultants and the consultants hereby accept such employment, and have and will perform the services requested by management of Lucas to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold Lucas harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to Lucas.

          1.3 Term. All services performed at the request of Lucas by the Consultants shall have been performed within two years from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein.

          1.4 Payment. Lucas and the Consultants agree that Lucas shall pay the invoices of the Consultants for the services performed under this Plan by the issuance of shares of its common stock at a price of $1.75 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Invoices for Services. On the completion of rendering the services performed by the Consultants hereunder, each of the Consultants shall provide Lucas with a written invoice detailing the services duly performed. Such invoice shall be paid by Lucas in accordance with Section 1.4 above, subject to the satisfaction of the management of Lucas that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of Lucas at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof, which may be paid and exercised in services or cash; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of Lucas that may be issued by Lucas for services performed by the Consultants hereunder, and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

          1.7 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Lucas shall be services related to any "capital raising" transaction.

          1.8 Delivery of Shares. On submission of an invoice for services actually performed by the respective Consultants, and duly verified to the satisfaction of Lucas, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to Lucas in writing prior to the issuance of such shares.

          1.9  Adjustments in the Number of Shares of Common Stock and
Price Per Share. Lucas and the Consultants agree that the per share price of shares of common stock that may be issued by Lucas to the Consultants for services performed under this Plan has been arbitrarily set by Lucas; however, in the event Lucas shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of Lucas prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.10 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

          1.11 Conditions. The Plan is subject to the following condition, to-wit:

               The number of shares of common stock to be issued under the Plan shall in no event exceed 10% of the total issued and outstanding shares of common stock of the Company on the date of issuance.

                           Section 2

            Representations and Warranties of Lucas

               Lucas represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. Lucas is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of Lucas has duly adopted a written compensation agreement as defined in Rule 405 of the Commission pursuant to which Lucas may issue "freely tradeable" shares of its common stock on the exercise of options as payment for services rendered, or for cash subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by Lucas.

          2.3 Registration Statement on Form S-8. Lucas shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of Lucas; and Lucas will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. Lucas shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. Lucas shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. Lucas is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Lucas has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

          2.7 Corporate Authority and Due Authorization. Lucas has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by Lucas hereunder have been duly authorized by all requisite corporate action on the part of Lucas, and this Plan constitutes a valid and binding obligation of Lucas and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Lucas.

                           Section 3

       Representations and Warranties of the Consultants

               Each of the Consultants represents and warrants to, and covenants with, Lucas as follows:

          3.1 Employment. Each of the Consultants hereby accepts employment by Lucas for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Accredited Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Lucas, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

          3.3 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to Lucas, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of Lucas is a suitable investment for the Consultants.

          3.4 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Lucas shall be services related to any "capital raising" transaction.

          3.5 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                           Section 4

                           Indemnity

              Lucas and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Lucas to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                           Section 5

                          Termination

               Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of Lucas and the respective Consultants in writing; (2) by either the Directors of Lucas or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of Lucas to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                            Section 6

                       General Provisions

          6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Lucas:        P. O. Box 789
                              Templeton, California 93465

          If to Consultants:       The addresses listed on the
                                   Counterpart Signature Pages

          6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          6.6 Assignment. Neither Lucas nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                              LUCAS EDUCATIONAL SYSTEMS, INC.


                              By/s/Jerry R. Lucas
                              President

                          EXHIBIT "A"

            CONSULTANT COMPENSATION AGREEMENT NO. 2

                   COUNTERPART SIGNATURE PAGE

               THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 among Lucas Corporation and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                                  Consultant:

                         Karl S. Smith
                         Suite 201, Hermes Building
                         455 East 500 South Street
                         Salt Lake City, UT 84111


Date: 10/8/98            /s/Karl S. Smith


                                   Number of Shares and
                               Maximum Aggregate Value of Option
                                        for Services
General Description of Services              to be Performed
                                       or cash paid

Services rendered (or cash expenses) in          300,000 shares-$525,000
regards to non-capital raising issues and    Aggregate Value of Options
as will be set forth in invoices to Lucas as payment of the option price.

                                     EXHIBIT A-1

October 8, 1998


Mr. Leonard W. Burningham
455 East Fifth South
Salt Lake City, Utah 84111


     Regarding Lucas Educational Systems, Inc.

The following is a list of services that I have provided for Lucas Educational Systems, Inc.

          Massive alliance planning.
          Strategic corporate partnerships
          Negotiations on contracts and potential partnerships and/or buyouts. Developing organizational tools, agreements and contracts.
          Market analysis and planning of products.
          Corporate planning to incorporate business plans, proforma's and projections. Developing, incorporating and planning for overrides and royalty agreements.

I have also attached for your information, my written responses that relates to your Memorandum on the "Securities Act Release No. 7506 dated February 17, 1998, Respecting S-8".

Please advise me if you have any further questions.

Sincerely,
/s/Karl Smith

                          EXHIBIT "B"


            CONSULTANT COMPENSATION AGREEMENT NO. 2

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 among Lucas Corporation and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:


                         Dennis P. Nielsen
                         Suite 201, Hermes Building
                         455 East 500 South Street
                         Salt Lake City, UT 84111


Date: 10/8/98            /s/Dennis P. Nielsen


                                   Number of Shares and
                               Maximum Aggregate Value of Options
                                       for Services
General Description of Services             to be Performed
                                       or cash paid

services rendered (or cash expenses) in        300,000 shares-$525,000
regards to non-capital raising issues and     Aggregate Value of Option
as will be set forth in invoices to Lucas as payment of the option price.

September 22, 1998

Mr. Leonard Burningham
455 East Fifth South
Salt Lake city, Utah 84111

Re: Lucas Educational System, Inc.

This letter is to advise you of the services that I have provided and will continue to provide to the above referenced company.

I have consulted with the Company regarding its:

     Business Plan - Specifically the writing, documenting and producing. 10K, and I0Q
     CPA and the Company's audits
     Corporate structure - Specifically new Board members and advisors Projections and Proforma
     Strategic Alliances with other educational groups, corporations, entities or individuals.
     Distribution channels for its products
     Marketing techniques for current and future products
     Coordination of seminars for product development and distribution. Long range forecasting for product and sales

I have also attached to this letter a copy of your Memorandum with my written comments regarding the prohibitions relating to the services I have and will continue to render to the company.

Thank you
/s/Dennis P. Nielsen
Consultant